June 9, 2009

Delcath Systems, Inc.
600 Fifth Avenue, 23rd Floor
New York, NY 10020

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Delcath Systems, Inc. (the “Company”) in connection with your authorization of the proposed issuance of up to $27,966 aggregate offering price of (i) shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company, (ii) warrants (the “Warrants”) to purchase shares of Common Stock and (iii) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) as contemplated by the Registration Statement on Form S-3 covering such proposed issuance (the “Registration Statement”) initially filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”) on or about the date hereof

In connection with the foregoing, we have examined: the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.  In addition, we have assumed: (i) that all signatures are genuine, (ii) that all documents submitted to us as originals are genuine, and (iii) that all copies submitted to us conform to the originals.

Based upon and subject to the foregoing, we are of the opinion that, when the applicable provisions of the Act and such “Blue Sky” or other state securities laws as may be applicable shall have been complied with:

(a)
the Shares when delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, and at a price per share not less than the per share par value of the Common Stock, will be legally issued, fully paid and non-assessable;

(b)	the Warrant Shares, when duly issued upon exercise of the Warrants in accordance with the terms and provisions thereof, will be legally issued, fully paid and non-assessable; and

(c)
the Warrants when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine will be legal, valid and binding obligations of the Company;

subject to (a) limitations imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance, fraudulent transfer, preferential transfer and other laws of general application relating to or affecting the enforceability of creditors’ rights and to general principles of equity, including, without limitation, reasonableness, good faith and fair dealing, and considerations of impracticability or impossibility or performance and defenses based upon unconscionability (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and (b) the qualifications that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We are members of the bar of the State of New York and the opinion set forth below is restricted to matters controlled by federal laws, the laws of the State of New York and the General Corporation Law and Constitution of the State of Delaware.

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Act.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ Hughes Hubbard & Reed LLP